Exhibit 10.1

AMENDMENT TWO

SALISBURY BANCORP, INC.

2017 LONG TERM INCENTIVE PLAN

This Amendment Two (the “Amendment”) to the Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan (the “Plan”) is hereby adopted, effective as of June 1, 2022, (the “Amendment Effective Date”). Terms capitalized herein that are not defined herein shall have the same meaning as set forth in the Plan.

WHEREAS, Salisbury Bancorp, Inc. (the “Company”) adopted the Plan, which was approved by the Company’s stockholders at its 2017 Annual Meeting of Stockholders; and

WHEREAS, the Plan permits the grant of up to Two Hundred Thousand (200,000) shares of the Company’s common stock, all of which may be granted as Stock Options (or Incentive Stock Options) and, of this number, the maximum number of Shares that may be issued as Restricted Stock or Restricted Stock Units shall be One Hundred Fifty Thousand (150,000); and;

WHEREAS, following the Company’s 2022 Annual Meeting of Shareholders at which the number of authorized shares was increased from 5,000,000, to 10,000,000, the Company declared a two-for-one stock split in the form of a stock dividend, effective as of June 30, 2022; and

WHEREAS, Section 13.1 of the Plan authorizes a mandatory adjustment of the shares available under the Plan in the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend); and

WHEREAS, the Company now desires to amend the Plan to adjust the shares available under the Plan to account for this stock split by increasing the aggregate number of shares under the Plan, including those previously issued and those currently available for issuance, to Four Hundred Thousand (400,000), all of which are available for grant as Stock Options (or Incentive Stock Options), and, of this number, the maximum number of shares that have or may be issued as Restricted Stock or Restricted Stock Units shall be Three Hundred Thousand (300,000); and

WHEREAS, subject to adjustment as provided in Sections 5.2 and 13.1, the maximum number of Shares that may be issued to any one employee shall be One Hundred Thousand (100,000) Shares (which represents 25% of the available awards under the Plan), all of which may be issued in any one year and all of which may be issued as Incentive Stock Options; and

WHEREAS, pursuant to the above, the Board of Directors has approved the following Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED That the Plan is hereby amended as follows, as of the Amendment Effective Date:

1.	The Plan is hereby amended by revising Section 5.1(a) to read as follows:

5.1(a) Number of Shares and Grant Limits. (a) Subject to adjustment as provided in Sections 5.2 and 13.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be Four Hundred Thousand (400,000), subject to adjustments made pursuant to Article 13, all of which may be granted as Stock Options (or Incentive Stock Options). Of this number, the maximum number of Shares that may be issued as Restricted Stock or Restricted Stock Units shall be Three Hundred Thousand (300,000). For each Share of Restricted Stock or Restricted Stock Unit that is issued, the maximum number of Stock Options that may be issued shall be reduced by one, provided, however, that if a Share of Restricted Stock is forfeited or otherwise returned to the Plan, a subsequent Award with respect to that Share may be issued as Restricted Stock (or a Restricted Stock Unit) or a Stock Option.

2.	The Plan is hereby amended by revising Section 5.1(b) to read as follows:

5.1(b) Employee Award Limitations. (b) Subject to adjustment as provided in Sections 5.2 and 13.1, the maximum number of Shares that may be issued to any one employee shall be One Hundred Thousand (100,000) Shares (which represents twenty-five (25%) percent of the available awards under the Plan), all of which may be issued in any one year and all of which may be issued as Incentive Stock Options.

In all other respects, the Plan, as previously adopted, shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors has adopted this Amendment Two to the Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan, effective as of the date first written above.

SALISBURY BANCORP, INC.

Date: June 22, 2022	By: /s/ Richard J. Cantele, Jr.
Print Name: Richard J. Cantele, Jr.
Title: President and Chief Executive Officer